Exhibit 99.3
Filed by NovaStar Financial, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
NovaStar Announces Plan to Recapitalize Preferred Stock
KANSAS CITY, MO, December 10, 2010—NovaStar Financial, Inc. (OTCQB: Common Stock: NOVS; Series C Preferred Stock: NOVSP) (the “Company”) announced that its board of directors has approved a plan to recapitalize its publicly-held 8.90% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) and its privately-held 9.00% Series D1 Mandatory Convertible Preferred Stock (the “Series D Preferred Stock”).
Today, the Company filed a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) in connection with its proposed exchange offer and consent solicitation with the holders of the Series C Preferred Stock. In the Series C offer, once the Registration Statement is deemed effective by the SEC, the Company will offer to exchange, for each of the 2,990,000 outstanding shares of Series C Preferred Stock, at the election of each holder of Series C Preferred Stock, either:
     •   3 shares of newly-issued common stock and $2.00 in cash, subject to allocation; or
     •   19 shares of newly-issued common stock, subject to allocation.
The Company has authorized up to an aggregate of 43,823,600 shares of newly-issued common stock and $1,623,000 in cash for the Series C offer, and the actual amount of shares of common stock and cash to be issued to each holder of Series C Preferred Stock is subject to allocation depending on how many holders choose the stock-and-cash option and how many choose the stock-only option.
The Registration Statement contains a proxy statement/prospectus soliciting proxies of the holders of the Series C Preferred Stock to approve the relevant items upon which the holders of the Series C Preferred Stock will be entitled to vote. The Company has also filed with the SEC a joint Schedule 13E-3/TO for the Series C offer and will file a proxy statement on Schedule 14A (“Proxy Statement”) to solicit proxies from the holders of its Common Stock to approve the relevant items upon which the holders of the common stock will be entitled to vote.
The Company announced that it has also entered into an exchange agreement (the “Exchange Agreement”) with the private holders of the issued and outstanding shares of the Series D Preferred Stock. Under the Exchange Agreement, the holders of the Series D Preferred Stock will exchange all of the 2,100,000 issued and outstanding shares of Series D Preferred Stock for an aggregate of 37,161,600 newly-issued shares of common stock and $1,377,000 in cash. Subsequent trading of the shares of common stock acquired in the Series D exchange are restricted, for up to three years, in order to help preserve the tax benefit of the Company’s net operating loss carryforwards. As part of the Exchange Agreement, the Company has agreed to enter into a Registration Rights Agreement which will give the holders of the Series D Preferred Stock rights to demand registration under the Securities Act of 1933, as amended, of the common stock issued pursuant to the Exchange Agreement, subject to certain conditions. The completion of the Series D exchange is conditioned on, and would occur at the time of, successful completion of the Series C offer.

As proposed, and if completed, the recapitalization of the preferred stock will:
     •   Eliminate approximately $127.25 million in face amount liquidation value of the preferred stock as of September 30, 2010 ($74.75 million for the Series C Preferred and $52.5 million for the Series D Preferred);
     •   Eliminate approximately $46.7 million in accrued and unpaid dividends on the preferred stock through September 30, 2010 ($20 million for the Series C Preferred and $26.7 million for the Series D Preferred); and
     •   Allow the Company to preserve significant tax benefits relating to its net operating loss carryforwards.
Completion of the Series C offer and the Series D exchange are subject to certain conditions, including but not limited to requisite approval by the Company’s stockholders to amend the Company’s charter (the “Amendments”) to (i) increase the number of shares of authorized capital stock of the Company from 50 million to 120 million, (ii) include certain restrictions on the acquisition of capital stock which are designed to help preserve the tax benefits of the Company’s net operating loss carryforwards and (iii) amend the terms of the Series C Preferred Stock and Series D Preferred Stock in the charter, such that the remaining shares of Series C Preferred Stock which are not tendered in the Series C offer will be converted into the right to receive, on an aggregate pro rata basis, the shares of common stock and cash remaining from the Series C offer after completion of the Series C offer.
The Company has also entered into a Voting Agreement with Howard Amster and Barry Igdaloff regarding the recapitalization. Under the terms of the Voting Agreement, Mr. Amster and Mr. Igdaloff, who are directors of the Company elected by the holders of the Series C Preferred Stock, have agreed to vote the shares of Series C Preferred Stock held by them in favor of the Amendments on which they are entitled to vote and to tender the shares of Series C Preferred Stock held by them in the Series C offer, subject to certain conditions. Collectively, Mr. Amster and Mr. Igdaloff own or control, directly or indirectly, inclusive of shares Mr. Igdaloff controls as a registered investment advisor, approximately 18% of the outstanding shares of Series C Preferred Stock.
Under the Exchange Agreement, the holders of the Series D Preferred Stock have agreed to vote all 2,100,000 outstanding shares of Series D Preferred Stock in favor of the Amendments on which they are entitled to vote, subject to certain conditions.
Under the existing terms of the preferred stock, the holders of the Series C Preferred Stock and Series D Preferred Stock, respectively, must consent to certain provisions of the Series C offer and Series D exchange. As described in the Registration Statement, the Company will solicit the requisite consent of the holders of the Series C Preferred Stock. The holders of the Series D Preferred Stock have agreed to give such consent pursuant to the terms of the Exchange Agreement.

The Series C offer has not commenced. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed public exchange offer, the Company has filed a Registration Statement on Form S-4 that contains a proxy statement, consent solicitation and prospectus and related exchange offer materials with the Securities and Exchange Commission (the “SEC”) on December 10, 2010. This registration statement has not yet become effective. The Company will mail the proxy statement/consent solicitation/prospectus and related exchange offer materials to the holders of its Series C Preferred Stock who are eligible to participate in the exchange offer, if and after the registration statement is declared effective. Such holders are urged to carefully read the proxy statement/consent solicitation/prospectus and related exchange offer materials because they contain important information.

In connection with the solicitation of proxies from holders of the Company’s common stock for the proposed amendments to its charter, the Company will file a preliminary proxy statement with the SEC shortly. When completed, the definitive proxy statements and accompanying proxy card will be mailed to holders of common stock entitled to vote. Stockholders are urged to read the proxy statement and other relevant materials as they become available because they will contain important information.
The Registration Statement, Schedule 13E-3/TO and proxy statement will be available for free on the Securities and Exchange Commission’s website, www.sec.gov. The proxy statement/consent solicitation/prospectus included in the Registration Statement and additional copies of the proxy statement will be available for free from the Company for the applicable shareholders of the Company.

About NovaStar
NovaStar Financial, Inc., headquartered in Kansas City, Missouri, is currently engaged in managing its portfolio of nonconforming residential mortgage securities and owning and operating two majority-owned subsidiaries: StreetLinks National Appraisal Services LLC, a national residential appraisal and real estate valuation management services company; Advent Financial Services LLC, a start-up business which provides access to tailored banking accounts, small dollar banking products and related services to low and moderate income level individuals. Prior to 2008, NovaStar originated, securitized, sold and serviced residential nonconforming mortgage loans. For information regarding the Company, contact Matt Kaltenrieder, Investor Relations, at (816) 237-7508.
Forward-Looking Statements
Statements in this press release regarding the Company and its business, which are not historical facts, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, regarding the impact they will have on the results of operations or financial condition of the Company. This press release speaks only as of its date and the Company expressly disclaims any duty to update the information herein except as required by federal securities laws.

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